Exhibit 10.22

PETTIT COMMERCIAL PROPERTIES, LLC

FLOWER HILL PROFESSIONAL CENTER

OFFICE LEASE

THlS AGREEMENT OF LEASE (“Lease”) is made this 26th day of September, 2003, by PETTIT COMMERCIAL PROPERTIES, LLC (hereinafter referred to as “LANDLORD”) and The Brickman Group, Ltd. (hereafter referred to as “TENANT”).

WHEREAS, Landlord is the OWNER of certain office buildings located on land described as Parcel “A”, Block A-A, Gaithersburg, Maryland as per PLAT recorded among the Land Records of Montgomery County, Maryland in Plat book 139 at Plat 16033 and being premises known as 18201 through 18247 Flower Hill Way, Gaithersburg, Maryland 20879 (the “Buildings”); and

WHEREAS, Tenant desires to lease professional office space in the Buildings, upon the terms, conditions, covenants and agreements set forth herein.

1. THE PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the term and upon the terms, conditions, covenants and agreements hereinafter provided: that certain space described on Exhibit “A” hereof. Said space being hereinafter referred to as the “Premises.” The Lease of the Premises includes the right, together with other Tenants of the Building and members of the public, to use the common public areas as appurtenances to the Premises. The address of the Premises is 18223-D, 18225-D and 18227-D Flower Hill Way, Gaithersburg, Maryland 20879. The Premises contain approximately 4,750 square feet of rentable area.

2. CONDITION OF THE PREMISES. Tenant accepts and leases the Premises in “as-is” condition, except as hereinafter defined. Notwithstanding the above, Landlord warrants that all existing electrical, mechanical, plumbing, heating and air conditioning systems are in good working order as of the Lease Commencement Date.

3. TERM. The term of this Lease (hereinafter referred to as the “term” - the word “term” shall be deemed to include extensions or renewals thereof unless otherwise specifically stated - shall be for a period of five (5) years commencing on October 1, 2003, (the “Lease Commencement Date”) and expiring at midnight on September 30, 2008 (The “Lease Expiration Date”). If, pursuant to the provisions of this Lease, the term of this Lease begins on a date other than the Lease Commencement Date indicated above, then Landlord shall advise Tenant in writing of such date at least five (5) business days prior to completion and thereafter the Lease Commencement Date shall be such date and the Lease Expiration Date shall be such date which is specified in such written notice and is the same number of days after the Lease Commencement Date as it was after the original Lease Commencement Date. If on or prior to the date set forth above for the commencement of the term, Landlord fails to deliver possession of the demised premises for any cause or reason beyond the reasonable control of Landlord, then the term shall not commence on the date set forth above, but shall commence on the date fixed by Landlord in the notice to Tenant, however no later than December 1, 2003, which notice shall state the adjusted commencement and expiration dates of the term hereof. Neither the validity of this Lease nor the obligations of Tenant under this Lease shall be affected by such failure to deliver possession, and Tenant shall have no claim against Landlord because of Landlord’s failure to deliver possession of the demised premises on the date originally fixed therefore.

4. RENT. Tenant shall pay as rent for the Premises the following amounts (each of which shall be considered rent and all of which are, unless the context requires otherwise, collectively referred to herein as “rent”):

(a) Basic Rent. The base annual rent shall be Fifty-seven Thousand and 00/100 Dollars ($57,000.00) payable in monthly installments, in advance of Four Thousand Seven Hundred Fifty 00/100. Dollars ($4,750.00). The first payment shall be made upon execution hereof; and on the first (1st) day of each subsequent month thereafter through the Term of the Lease.

(b) Adjustments in Basic Rent. Beginning on the first anniversary of the Lease and on each anniversary thereafter, the basic rent shall be increased above that of the preceding year by the following amounts:

(i) Beginning with the first anniversary of the Commencement Date, and continuing on each anniversary date thereafter, the base rental shall be increased by four percent (4%) per year compounded. Thus, the resulting base monthly rental amounts shall be as follows:

October, 2003 through September, 2004	$4,750.00 per month
October, 2004 through September, 2005	$4,940.00 per month
October, 2005 through September, 2006	$5,137.60 per month
October, 2006 through September, 2007	$5,343.10 per month
October, 2007 through September, 2008	$5,556.83 per month

The increased rent shall be effective on the first anniversary of the Lease and each anniversary thereafter.

(ii) The Tenant shall pay its prorata share (7.79%) of any increase over the initial Lease Year (base year) operating expenses. Operating expenses shall include the following: Real Estate Taxes levied against the premises and Special Taxes and Assessments of any type whatsoever.

(c) Demand Time. Each of the foregoing amounts of rent shall be paid to Landlord without demand (except operating cost passthroughs, for which Landlord will notify Tenant in writing) and without deduction, set-off or counterclaim on the first (1st) day of every month during the term of this Lease. If Landlord shall at any time or times accept rent after it shall become due and payable, such acceptance shall not excuse a delay upon subsequent occasions, or constitute, or be construed as, a waiver of any or all of Landlord’s rights hereunder.

(d) Renewal Option. Landlord does hereby grant unto Tenant the following renewal options, upon the terms and conditions as therein defined, provided, however, there are no uncured defaults by Tenant hereunder. Tenant shall have the right to renew the lease for one (1) additional term of five (5) years under the same terms and conditions herein, including but not limited to the annual four percent (4%) escalation. Tenant agrees to provide One Hundred and Twenty (120) days written notice to Landlord of its intent to exercise its renewal option. Failure on the part of Tenant to notify Landlord as mentioned above shall relieve Landlord of any responsibility to renew.

5. USE OF PREMISES. Tenant shall use and occupy the Premises solely for Office purposes and only in accordance with the uses permitted under applicable zoning and other municipal regulations, and will not use the Premises for any unlawful purpose, and will comply with all present and future laws, ordinances, regulations and orders of the United States of America, State of Maryland, Montgomery County, and any other public or quasi-public authority having jurisdiction over the Premises. Landlord represents and warrants that the Premises comply with all of the foregoing as of the Commencement Date. Additionally, if any such law, ordinance, etc., requires alterations to the Premises or Buildings (to comply with such laws), Landlord shall be responsible for such compliance.

It is expressly understood that Landlord agrees, at its sole cost and expense, to apply for a valid occupancy permit for the Premises, if such a permit is required by local authorities.

6. SUBLETTING/ASSIGNMENT. It is further understood and agreed that the Tenant may not assign or sublet this Lease or the demised premises respectively during the first year of the initial Lease term. Tenant covenants and agrees that it will not transfer or assign this Lease, nor sublet the demised Premises, or any part thereof, after the completion of the initial year of the Lease term without the Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Consent of the Landlord to any assignment or subletting shall not operate as a waiver of the necessity for a consent to any subsequent assignment or subletting. Such consent shall not relieve the Tenant from liability hereunder for the payment of rent or performance and observance of any of the terms and conditions of the Lease. A violation by the Tenant of the provisions of this paragraph (6) shall constitute a breach of this Lease.

In the event the Tenant defaults under the terms and conditions of this Lease, Tenant hereby assigns unto Landlord the rent due from any Subtenant or Assignee and hereby authorizes and directs each Subtenant and/or Assignee to pay said rent directly to Landlord.

7. MAINTENANCE BY TENANT. It is understood and agreed that Landlord is responsible for the structural and mechanical repairs to the Premises and Buildings. The mechanical repairs under the responsibility of the Landlord to repair shall include heating, ventilation, air conditioning systems, plumbing systems, electrical systems, lock and door closer, and plate glass. However, if repairs are occasioned by the negligence of Tenant or Tenant’s visitors, guests and or clients, the Landlord shall have the right to charge Tenant with the cost of such repairs after prior written notice to Tenant, unless such repairs are required by reasons of any casualty normally insured against by Landlord’s fire and extended coverage policies. Tenant will keep the fixtures within the demised premises, and equipment therein, in a clean condition and in the same order in which they were on the Lease Commencement Date, ordinary wear and tear and unavoidable damage by the elements or other casualty excepted.

8. SECURITY DEPOSIT. Landlord acknowledges receipt from Tenant of Four Thousand Seven Hundred Fifty and 00/100 Dollars ($4,750.00) representing Tenant’s security deposit assuring Tenant’s compliance with the terms conditions and covenants contained in the Lease Agreement.

At the conclusion of Tenant Occupancy, Landlord agrees to refund to Tenant, within thirty (30) days of the final termination date of this Lease, the security deposit less any fines deducted from same to correct and/or cure any default by Tenant.

9. TENANT ALTERATIONS.

(a) Alterations. Tenant will not make or permit anyone to make alterations, decorations, additions or improvements, structural or otherwise, in or to the Premises of the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. All of such alterations, decorations, additions or improvements permitted by Landlord must conform to all rules and regulations established from time to time by the Underwriters Association of the local area and conform to all requirements of the Federal, State and Local Governments. As condition precedent to such written consent of Landlord, Tenant agrees to obtain and deliver to Landlord four (4) sets of complete construction drawings prepared by Tenant’s Architect including structural, mechanical, plumbing, electrical and architectural drawings of the alterations planned for the Premises and in a form ready for application for Alteration Permit, but only if the Alterations will cost over $5,000.00. Also, Tenant shall obtain written and unconditional waivers of mechanics and materialmen’s liens upon the Lands and Building of which the Premises are a part for all work, labor and services to be performed and materials to be furnished by them in connection with such work, signed by all contractors, subcontractors, materialmen and laborers to become involved in such work. If, notwithstanding the foregoing, any mechanic’s or materialmen’s lien is filed against the Premises, the Building and/or the Land, for work claimed to have been done for, or materials claimed to have been furnished to Tenant, such lien shall be discharged or bonded by Tenant within ten (10) days thereof or by filing any bond required by law. If Tenant shall fail to discharge or bond any such mechanic’s or materialmen’s lien, Landlord may, at its option, discharge the same and treat the cost thereof as additional rent payable with the monthly installment of rent next becoming due; it being hereby expressly covenanted and agreed, that such discharge by Landlord shall not be deemed to waive, or release, the default of Tenant in not discharging the same. It is understood and agreed by Landlord and Tenant that any such alterations, decorations, additions or improvements shall be conducted on behalf of Tenant. It is further understood and agreed that in the event Landlord shall give its written consent to Tenant’s making any such alterations, decorations, additions or improvements, such written consent shall not be deemed to be an agreement or consent by Landlord to subject Landlord’s interest in the Premises, the Building or the Land to any mechanic’s or materialmen’s liens which may be filed in respect to any such alterations, decorations, additions or improvements made by or on behalf of Tenant. Notwithstanding the above, Landlord hereby agrees and consents to Tenant recarpeting and repainting the Premises at the sole cost and obligation of Tenant.

(b) All alterations, installations, changes, replacements, additions to or improvements, including wall-to-wall carpet, upon the Premises (whether with or without the prior written consent of Landlord) shall, at the election of the Landlord, remain upon the Premises and be surrendered with the Premises at the expiration of this Lease without disturbance, molestation or injury. Notwithstanding the foregoing, Tenant shall have the right to remove all alterations, installations, and improvements made by Tenant in the Premises, provided Tenant repairs any damage to the Premises to Landlord’s reasonable satisfaction, caused by such removal. Should the Landlord elect that alterations, installations, changes, replacements, additions to or improvements made by the Tenant upon the Premises be removed upon termination of this Lease or upon termination of any renewal period hereof, the Tenant hereby agrees to cause same to be removed at the Tenant’s sole cost and expense, and should Tenant fail to remove the same, then, and in such event the Landlord may cause same to be removed at the Tenant’s expense and the Tenant hereby agrees to reimburse the Landlord for the cost of such removal, together with any and all damages which the Landlord may suffer and sustain by reason of the failure of the Tenant to remove the same. Notwithstanding the above, Tenant shall not be obligated by Landlord to remove carpeting or repaint the Premises at the expiration of the initial five (5) year Lease term or any renewal/option term that may follow thereafter.

(c) Indemnification. Tenant will indemnify and hold Landlord and Landlord’s Agent harmless from and against any and all expenses, liens, claims or damages to person or property which may or might arise directly or indirectly by reason of the making of such alterations, decorations, additions or improvements at the request of Tenant. If any such alteration, decoration, addition or improvement is made without the prior written consent of Landlord, Landlord may correct or remove the same, and Tenant shall be liable for any and all expenses incurred by Landlord in the performance of this work. (Subject to the rights of tenant set forth in paragraph 8(b), all alterations, decorations, additions or improvements in or to the Premises or the Building made by either party shall immediately become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the end of the term hereof without disturbance, molestation or injury; provided, however, that if Tenant is not in default in the performance of any of its obligations under this Lease, Tenant shall have the right to remove, prior to the expiration of the term of this Lease, all movable furniture, furnishings, or equipment installed in the Premises at the expense of Tenant. If such property of Tenant is not removed by Tenant prior to the expiration or termination of this Lease the same shall become the property of Landlord and shall be surrendered with the Premises as a part thereof.

10. SIGNS.

(a) Monument Sign. The main monument sign is developed for the sole use of the Tenants of the property as hereinbefore defined, and the Landlord shall have the sole right and authority to prescribe the type of lettering to be used to identify the Tenant and its location on the monument sign. Any lettering desired by Tenant shall be furnished and installed by the Landlord at the sole cost and expense of Tenant.

(b) Exterior Signs. The Tenant shall not install any additional exterior signs or other identification which is visible from the exterior of the Building except the door plate(s) on Tenant’s door(s) which shall be the standard Landlord approved door plate. The door plate, if desired by Tenant, shall be furnished and installed by Landlord at the sole cost and expense of Tenant.

11. FURNISHINGS. Landlord shall have the right to prescribe the weight and positions of sales and other heavy equipment or fixtures, which shall, if considered necessary by the Landlord, stand on supports to distribute the weight. Any and all damages or injury to the Premises or the Building caused by moving the property of the Tenant into, or out of the Premises shall be repaired by, and at the sole cost of Tenant. No furniture, equipment or other bulky matter of any description will be received into the Building except as approved by Landlord, which approval will not be unreasonably withheld, conditioned or delayed. All moving of furniture, equipment and other materials shall be under the direct control and supervision of Landlord who shall, however, not be responsible for any damage to or charges for moving the same. Tenant agrees promptly to remove from the sidewalks adjacent to the Building any of the Tenant’s furniture, equipment or other material there delivered or deposited.

12. TENANT’S EQUIPMENT. Tenant shall not install any other equipment of any kind or nature whatsoever which will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air conditioning system, or electrical system of the Premises without first obtaining the prior written consent of Landlord. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or any space therein to such a degree as to be objectionable to Landlord or to any Tenant shall be installed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devises sufficient to eliminate such noise and vibration.

13. INSPECTION. Tenant will permit Landlord or its Agents or other representatives of Landlord, to enter the Premises, upon prior reasonable notice, except in the event of emergency, without charge, therefore to Landlord and without diminution of the rent payable by Tenant, to examine, inspect and protect the Premises and the building and to make such alterations and/or repairs as in the sole judgement of the Landlord may be deemed necessary, (provided such alterations or repairs do not, following completion thereof, diminish or detract from the area or use of the Premises), or to exhibit same to prospective Tenants during the last One Hundred and Eighty (180) days of the term of the Lease.

14. INSURANCE.

(a) Insurance Rating. Tenant will not conduct or permit to be conducted, any activity, or place any equipment, other than that normally used in the conduct of the Tenant’s business or profession, in or about the Premises or the Building, which will, in any way, increase the rate of fire insurance or other insurance on the Building, and if any increase in the rate of fire insurance or other insurance as stated by any insurance company or by the applicable insurance Rating Bureau to be due to any activity or equipment of Tenant in or about the Premises or the Building, such statement shall be conclusive evidence that the increase in such rate is due to such activity or equipment and, as a result thereof, Tenant shall be liable for such increase and shall reimburse Landlord therefore upon demand and any such sum shall be considered additional rent payable hereunder.

(b) Liability Insurance. Tenant shall carry public liability insurance with a company or companies licensed to do business in the State of Maryland and approved by Landlord. Said insurance shall be in minimum amounts approved by Landlord from time to time (as set forth in the rules and regulations attached hereto as Exhibit C), shall name Landlord and Landlord’s Agent as additional insured, as its interests may appear, and shall contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured has waived his right of action against any party prior to the occurrence of a loss. Receipts evidencing payment for said insurance shall be delivered to Landlord at least annually by Tenant and each policy shall contain an endorsement that will prohibit its cancellation prior to the expiration of fifteen (15) days after notice of such proposed cancellation to Landlord.

Tenant further agrees to provide the Landlord a current Certificate of Insurance containing the items as mentioned above.

15. UTILITIES AND SERVICES. It is understood and agreed that the cost of electricity and water and sewer charges for utilities consumed within the Premises, (but not the front foot benefit or other similar charges), as same as separately billed to Tenant by PEPCO and WSSC, respectively, are the sole cost and expense of the Tenant.

It is further understood and agreed that Tenant shall promptly make application for utility service in Tenant’s name and post with said utility company any required deposit in order for the respective utility to commence service.

This expense does not apply to the cost paid by Landlord to bring various utilities to the separate meters for the Premise, but rather, to both the direct and indirect cost charged by the various utilities to begin and continue service to the Tenant. Landlord will provide separate meters or submeters at its sole cost and expense.

In no event shall the Landlord be liable to the Tenant for damages due to temporary lack of utilities, heat, air conditioning or other services due to breakdown or other failure of the public utility lines or any other case whatsoever, unless due to Landlord’s wrongful act or negligence.

In no event shall Landlord be required to provide any char or cleaning service in the Premises.

Landlord shall provide, at Landlord’s expense, the following services: snow removal, trash dumpster service for light office trash, grounds and landscaping maintenance, parking lot repairs and maintenance and common area maintenance.

16. LIABILITY OF LANDLORD.

(a) No Liability. Landlord shall not be liable to Tenant, its employees, agents, business invitees, licensees, customers, clients, family members or guests for any damage, compensation or claim arising from the necessity of repairing any portion of the Premises, accident or damage resulting from the use or operation (by Landlord, Tenant, or other person or persons whatsoever) of heating, cooling, electrical or plumbing equipment or apparatus, or the termination of the Lease by erosion or the destruction of the Premises, or from any fire, robbery, theft, mysterious disappearance and/or any other casualty, or from any leakage in any part or portion of the Premises or the Building, or from water, rain or snow that may leak into or flow from, any part of the Building, or from any other cause whatsoever, provided none of the above is the result of the wrongful act or negligence on the part of the Landlord. Any goods, property or personal effects, stored or placed by the Tenant in or about the Premises or the Building, shall be at the sole risk of the Tenant, and the Landlord shall not in any manner be held responsible therefore. The employees and Agents of the Landlord are prohibited from receiving any packages or other articles delivered to the Building or Tenant, and if any such employee receives any such package or articles, such employee shall be the agent of the Tenant for such purposes and not of the Landlord.

(b) Indemnity. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any costs, damage, claim, incurred by or claimed against Landlord, directly or indirectly, as a result of or in any way arising from Tenant’s use and occupancy of the Premises or in any way other manner which relates to the business of Tenant (unless caused by Landlord’s negligence or wrongful act).

17. RULES AND REGULATIONS. Tenant, its agents, employees, invitees, licensees, customers, clients, family members and guests shall at all times abide by and observe the rules and regulations attached hereto as Exhibit “C”. In addition, Tenant, its agents, employees, invitees, licensees, customers, clients, family members and guests shall abide by and observe such other rules and regulations as may be promulgated from time to time by Landlord, with a copy sent to Tenant, for the operation and maintenance of the Building, provided, however, that the same are in conformity with common practice and usage in similar buildings and are not inconsistent with the provisions of this Lease. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other Lease, as against violation of the same by any other Tenant, its employees, agents, business invitees, licensees, customers, clients, family members or guests. If there is any inconsistency between this Lease and the rules and regulations as set forth in Exhibit “C”, this Lease shall govern.

18. DAMAGE/CONDEMNATION.

(a) Damage to the Premises. If the premises shall be partially damaged by fire or other cause, Landlord shall diligently and as soon as practicable after such damage occurs (taking into account the time necessary to effectuate a satisfactory settlement with any insurance company involved) repair such damage at the expense of Landlord, provided, however, that if the premises or Building are damaged by fire or other cause to such an extent that the damage cannot be fully repaired within ninety (90) days from the date of such damage, Landlord, upon written notice to Tenant, may terminate this Lease, in which event the rent shall be apportioned and paid to the date of such damage. During the period that Tenant is deprived of the use of the damaged portion of the Premises, Tenant shall be required to pay rent (as set forth in paragraph 4) covering only that part of the Premises that Tenant is able to occupy and the rent for such space shall be that portion of the total rent which is the amount of square foot area remaining of the Premises; provided, that if Tenant cannot operate its business in the undamaged space, then Tenant shall receive a total rent abatement. All injury or damage to the Premises or the Building (other than damage normally insured against under Landlord’s fire and extended coverage policies) caused by Tenant or its agents, employees and invitees, shall be repaired at Tenant’s sole cost and expense. If Tenant shall fail to do so, Landlord shall have the right to make such repairs or replacements, and any cost or expense so incurred by Landlord shall be paid by tenant, in which event such cost and expense shall become additional rent payable with the installment of rent next becoming due under the terms of this Lease.

(b) Condemnation. If the whole or substantial part (as hereinafter defined) of the Premises (or use or occupancy of the Premises) shall be taken or condemned by any governmental or quasi- governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), then the terms of this Lease shall cease and terminate as of the date when title vests in such governmental or quasi-governmental authority, and the rent shall be abated on the date when such title vests in a substantial part of the Premises is taken or condemned by any governmental or quasi-governmental authority or any public or quasi-public use or purpose (including sale under threat of such a taking), the rent shall be equitably adjusted (on the basis of the number of square feet before and after such event) on the date when tide vests in such governmental or quasi-governmental authority and the Lease shall otherwise continue in full force and effect. Tenant shall have no claim against Landlord (or otherwise) and hereby agrees to make no claim against the condemning authority for any portion of the amount that may be awarded as damage as a result of any governmental or quasi-governmental taking or condemnation (or sale under threat of such taking or condemnation) for the value of any expired or unexpired term of the Lease. Tenant may if allowed by statute, seek such awards or damages for moving expenses, loss or profits and fixtures and other equipment installed by it which do not, under the terms of this Lease, become the property of the Landlord at the termination hereof. Such awards or damages must be made by a condemnation court or other authority and must be separate and distinct from any award to Landlord and the Land and Building and shall not diminish any award of the Landlord. For purposes of this paragraph 17, a substantial part of the premises shall be considered to have been taken if more than fifty percent (50%) of the Premises are unusable by Tenant as a direct result of such taking.

19. DEFAULT BY TENANT.

(a) Events of Default. If Tenant shall (i) fail to pay any monthly installment of rent (as required by paragraph 4 hereof) or shall fail to timely make any other payment required by the terms and provisions hereof (although no legal or formal demand had been made thereof), or (ii) violate or fail to perform any of the other terms, conditions, covenants or agreements herein made by Tenant after written notice to Tenant in the event of a non-monetary default and fifteen (15) days opportunity in the event of a non-monetary default to cure by Tenant, or (iii) abandon or vacate the Premises, and such failure to pay rent, such other violation or failure or such abandonment shall continue for a period of fifteen (15) days after written notice thereof to tenant by Landlord, or (iv) make a consent to an assignment for the benefit of creditors or a common law composition of creditors, or a receiver of Tenant’s assets is appointed, or Tenant files a voluntary petition in any bankruptcy or insolvency proceeding, or an involuntary petition in any bankruptcy or insolvency proceeding is filed against Tenant and not discharged by Tenant within sixty (60) days, Tenant is adjudicated bankrupt, then, and in any of said events, this Lease shall, at the option of the Landlord, cease and terminate and the provisions of this subparagraph 18(a) shall automatically operate as a notice to quit — any notice to quit, of Landlord’s intention to re-enter, being hereby expressly waived — and Landlord may proceed to recover possession under and by virtue of the provisions of the laws of the State of Maryland or by such other proceedings, including re-entry and possession, as may be applicable. In the event any such failure to pay rent or other default on the part of Tenant occurs more than two (2) times in any twelve (12) month period, Landlord shall not be required during the remainder of the term of this Lease to send written notice before proceeding with its remedies under this paragraph 18. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, however, to the right of Landlord to recover from Tenant all rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later. Should this Lease be terminated before the expiration of the term of this Lease by reason of Tenant’s default as hereinbefore provided, or if Tenant shall abandon or vacate the Premises before the expiration or termination of the term of this Lease, the Premises may be relet by Landlord for such rent and upon such terms as are not unreasonable under the circumstances and, if the full rental hereinabove provided (and any of the costs, expenses, or damages indicated below) shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in rent, reasonable attorneys fees, brokerage fees, and expenses in placing the Premises in first class rentable condition. Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord’s option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or at Landlord’s option, may be deferred until the expiration of the term of this Lease. The provisions contained in this paragraph shall be in addition to and shall not prevent the enforcement of any claim Landlord may have against Tenant in anticipatory breach of the unexpired term of this Lease.

(b) Waiver. If, under the provisions hereof, Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any other covenant, condition or agreement herein contained, nor of any of Landlord’s rights hereunder. No waiver by Landlord of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of such covenant, condition or agreement itself, or of any subsequent breach thereof. No payment by Tenant or receipt of Landlord of a lesser amount than the monthly installment of rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or letter accompanying a check or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment with prejudice to landlord’s right to recover the balance of such rent or to pursue any other remedy provided in this Lease. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant shall be considered an acceptance of a surrender of the Lease.

(c) Right to Landlord to Cure Tenant’s Default. If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may after written notice to Tenant and sixty (60) days after receipt of said notice to cure said default, but shall not be required to, make such payment or do such act, and charge the amount of the expense thereof, if made or done by Landlord, with interest thereon at the rate per annum which is two percent (2%) greater than the “prime rate” then in effect at the Riggs National Bank of Washington, D.C., from the date paid by Landlord to the date of payment thereof by Tenant, provided, however, that nothing herein contained shall be construed or implemented in such a manner to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such payments and interest shall constitute additional rent hereunder due and payable with the next monthly installment of rent, but the making of such payment or the taking of such action by Landlord shall not operate to cure such default or to estop Landlord from the Pursuit of any remedy to which Landlord would otherwise be entitled.

(d) Late Payment. If Tenant fails to pay any installment of rent (in accordance with paragraph (4) on or before the fifth (5th) day of the calendar month when such installment becomes due and payable, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such installment, and, in addition, such unpaid installment shall bear interest at two percent (2%) greater than the “prime rate” then in effect at the Riggs National Bank of Washington, D.C., from the date such installment became due and payable to the date of payment thereof by Tenant, provided, however, that nothing herein contained shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such late charge and interest shall constitute additional rent hereunder due and payable with the next monthly installment of rent.

(e) Lien on Personal Property. INTENTIONALLY DELETED

20. SUBORDINATION. This Lease is subject and subordinate to all mortgage and/or deeds of trust which may now or hereafter affect this Lease or the real property of which the demised Premises form a part and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self- operative and no further instrument of subordination shall be required by any mortgagee or trustee. In confirmation of such subordination, Tenant shall execute promptly any certificate that the Landlord may request. Tenant hereby constitutes and appoints Landlord the Tenant’s attorney-in-fact to execute such certificate or certificates for and on behalf of the Tenant. Provided, however, that notwithstanding the foregoing, the party secured by any such deed of trust shall have the right to recognize this Lease and, in the event of any foreclosure sale under such deed of trust, this Lease shall continue in full force and effect at the option of the party secured by such deed of trust or the purchaser under any such foreclosure sale, and the Tenant covenants and agrees that, it will, at the written request of the party secured by any such deed of trust, execute, acknowledge, and deliver any instrument that has for its purposes and effect the subordination of said deed of trust to the lien of this Lease.

21. POSSESSION; HOLD OVER.

(a) Possession. It is understood and agreed that in the event Landlord, for any reason whatsoever, can not deliver possession of the Premises to Tenant on the Lease Commencement Date, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. In such event, the Lease Commencement Date shall be extended until such date that Landlord can deliver possession of the Premises to Tenant and the Lease Expiration Date shall be correspondingly extended, both as set forth in paragraph 3. Any such extension shall be subject to the terms and conditions set forth in paragraph 3 hereof.

(b) Holding Over. In the event that Tenant shall not immediately surrender the Premises on the date of Expiration of the term hereof, Tenant shall, by virtue of the provisions hereof, become a Tenant by the month at 200% of the monthly rent including all additional rent in effect during the last month of the term of this Lease, which said monthly Tenancy shall commence with the first (1st) day next after the expiration of the term of this Lease. Tenant, as a monthly Tenant, shall be subject to all of the terms, conditions, covenants and agreements of this Lease. Tenant shall give to Landlord at least thirty (30) days written notice of any intention to quit the Premises, and Tenant shall be entitled to thirty (30) days written notice to quit the Premises, unless Tenant is in default hereunder, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days notice to quit being hereby expressly waived. Notwithstanding the foregoing provision of this Paragraph 20, in the event that Tenant shall hold over after the expiration of the term of this Lease, then at any time prior to Landlord’s acceptance of rent from Tenant as a monthly Tenant hereunder, Landlord, at its option may forthwith re-enter and take possession of the Premises without process, or by any legal process in force in the State of Maryland.

22. COVENANTS OF LANDLORD.

(a) Quiet Enjoyment. Landlord covenants that it has the right to make this Lease for the term aforesaid, and that if Tenant shall pay the rent and perform all of its covenants, terms, conditions and agreements of this Lease to be performed by Tenant, tenant shall, during the term hereby created, freely, peaceably and quietly occupy and enjoy the full possession of the Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of paragraph (b) hereof.

(b) Reservation. Landlord hereby reserves to itself and its successors and assigns, the following rights (all of which are hereby consented to by Tenant): (i) to change the street address and/or name of the Building and (ii) to erect, use and maintain pipes and conduits in and through the Premises as long as they do not diminish the floor area of the Premises or interfere with Tenant’s use of the Premises. Landlord may exercise any and all of the foregoing rights without being deemed to be guilty of any eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or Tenant’s use or occupancy of the Premises.

23. MISCELLANEOUS.

(a) No Representations by Landlord. Tenant acknowledges that neither Landlord nor any Agent or employee of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth. The Tenant, by taking possession of the Premises, shall accept the same “as is” except for latent defects and punch list items. Such taking of possession shall be conclusive evidence that the Premises and the Building are in good and satisfactory condition at the time of such taking of possession.

(b) No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of Landlord and Tenant.

(c) Agents. Landlord recognizes Jay Clogg Realty Group, Inc. as the sole Agent procuring this Lease and shall pay said Agent a commission equal to five percent (5%) of the gross rental due to be paid by the Tenant, for the full initial term of the lease, due and payable in advance upon Tenant occupancy, including leases of additional space, in the described Premises or any adjacent or contiguous premises owned or controlled by the Landlord. Landlord and Tenant each represent and warrant one to the other that, except as herein set forth, neither of them has employed any Agent, Broker or finder in carrying on the negotiations relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim or claims for brokerage fees or other commissions arising from or out of any breach of the foregoing representations and warranties by the respective indemnitor. In the event Tenant shall purchase the Premises, Landlord (Seller) shall remit to Agent a commission equal to five percent (5%) of the total purchase price or exchange value. Said commission shall be due and payable upon full settlement, and shall be offset only by prepaid leasing commissions that were paid for the lease term after Tenant became the property owner. Agent shall be entitled to receive from Landlord reasonable attorneys’ fees and other costs associated with the collection of the herein described commission.

(d) Estoppel Certificate. Tenant agrees, at any time and from time to time, upon not less than fifteen (15) days prior written notice by Landlord to execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (ii) stating the dates to which the rent and any other charges hereunder have been paid by Tenant, (iii) stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying each such default of which Tenant may have knowledge, and (iv) stating the address to which notices to Tenant should be sent. Any such statement delivered pursuant hereto may be relied upon by any Owner of the Building or the Land, any prospective purchaser of the Building or the Land, any mortgagee or prospective mortgagee of the Building or the Land, or the Landlord’s interest in either, or any prospective assignee of any such mortgagee.

(e) Waiver of Jury Trial. Landlord and Tenant hereby waive trial by jury in any action, proceeding, or counter-claim brought by either of the parties hereto against the other on or in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant’s use or occupancy of the Premises, and/or any claim of injury or damage.

(f) Notices. All notices or other communications hereunder shall be in writing and shall be deemed duly given if delivered in person or upon receipt by certified or registered mail, return receipt requested, first-class postage prepaid.

(i)	if to Landlord:

PETTIT COMMERCIAL PROPERTIES, LLC

c/o Pettit Management Services, Inc.

18205-D Flower Hill Way

Gaithersburg, Maryland 20879

(ii)	if to Tenant:

The Brickman Group, Ltd.

375 S-Flowers Mill Road

Langhome, PA 19046

Attn: MarkHjelle

Unless notice of a change of address is given pursuant to the provisions of this paragraph.

(g) Invalidity of Particular Provisions. If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application such provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

(h) Gender and Number. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein which the context may require such substitution.

(i) Benefit and Burden. The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, successors and assigns. Landlord may freely and fully assign its interest hereunder.

(j) Entire Agreement. This Lease, together with the Exhibits and Addendum “A” to Lease attached hereto, contains and embodies the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or written, between the parties not contained in this Lease and the Exhibits, shall be of any force and effect. This Lease may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by both parties hereto.

(k) If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, qualified to do business in the State of Maryland, that the corporation has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of the corporation were authorized to do so.

(l) Sale. In the event the original Landlord hereunder or any successor owner of the Building, shall sell or convey the Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding on the new owner. Tenant agrees to attorn to such new owner.

(m) Attorneys Fees. If, as a result of any breach or default in the performance of this Lease, either party uses the services of an attorney in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease or evict Tenant, the losing party shall reimburse the prevailing party upon demand for any and all reasonable attorney’s fees and expenses so incurred by the prevailing party.

(n) This Lease is governed under the laws of the State of Maryland.

(o) All provisions relating to the protection of Landlord shall apply equally to Landlord’s Agent, Pettit Management Services, Inc. and the liability of said Agent shall be and is solely that of Agent for Landlord of the demised Premises.

(p) This Lease form is the exclusive property of Pettit Management Services, Inc. and may not be reproduced in full or in part without the expressed written permission of Pettit Management Services, Inc.

24. RIGHT OF FIRST OFFERING ON ADJACENT OR CONTIGUOUS OFFICE SPACE. In the event Landlord shall become aware of office space adjacent or contiguous to the Premises, either to become available or actually be available, Landlord shall notify Tenant in writing of said availability prior to notifying any other tenant or the general public. Upon receipt of such notification, Tenant shall have thirty (30) days to enter into a lease with Landlord for said available space, which lease shall be under the same then current conditions of this Lease. In the event Tenant does not enter into a lease or otherwise does not respond within said thirty (30) day period, Landlord shall be free to lease said available space to any other tenant, or the general public, with no further obligation to Tenant with regards to said available space.

See Exhibits “A”, “B”, and “C” and Addendum “A” to Lease attached hereto and made a part hereof.

IN WITNESS WHEREOF, Landlord has caused these presents to be signed and sealed by one or more of its Officers or trustees and the Tenant has hereunto set his hand and seal (or the Tenant has caused these presents to be signed in its corporate name by its duly authorized Officer and its Corporate seal to be hereunto affixed and duly attested by its Secretary).

WITNESS(ES):	LANDLORD: PETTIT COMMERCIAL PROPERTIES, LLC

/s/ Robert L. Beall	/s/ Richard B. Pettit
Robert L. Beall,	Richard B. Pettit
Vice President Pettit Management Services, Inc.	President

WITNESS(ES):	TENANT:
THE BRICKMAN GROUP, LTD.

/s/ Illegible	/s/ Scott Brickman
By: Scott Brickman, President

EXHIBIT “A”

201
202
203
204
205
206
207
208
209
210
211
212
213
214
215
216
217
218
219
220
221
222
223
224
SECOND FLOOR
FLOWER HILL WAY
101
102
103
104
105
18201 To 18209
Bldg #1 Medical
106
107
108
109
110
111
18211 To 18221
Bldg #2
112
113
114
115
116
117
118
18223 To 18235
Bldg. #3
119
120
121
122
123
124
18237 To 18247
Bldg. #4
OLD MD. ROUTE 124 ABANDON
FIRST FLOOR

SITE PLAN

Flower Hill

PROFESSIONAL OFFICES

Route 124 & Flower Hill Way
Gaithersburg, Maryland

EXHIBIT “B”

EXHIBIT “C”

RULES AND REGULATIONS

1. No part or the whole of the sidewalk, entrances, passages, courts, vestibules, stairways, or corridors, of the Building shall be obstructed or encumbered by any Tenant or used for any purpose other than ingress and egress to and from the premises.

2. No awnings or other projections shall be attached to the outside walls or windows of the Building.

3. Signs shall be governed by the terms of the Lease to which this Exhibit C is attached.

4. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the corridors or other public parts of the Building.

5. The sinks and basins and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, toxic-waste material(s) or other substances (including, without limitation, coffee grounds) shall be deposited therein. All damages resulting from misuse of the fixtures shall be borne by the Tenant who or whose servants, employees, family, agents, visitors or licensees, shall have caused the same.

6. No Tenant shall bring or keep, or permit to be brought or kept, any inflammable, combustible, or explosive fluid, material, chemical, or substance in or about its premises other than these items identified on the approved architectural plans.

7. Except as hereinbefore permitted, no Tenant shall unreasonably mark, paint, drill into, or in any deface, any part of the Building or its premises. No borings, cutting, or unreasonable stringing of wires shall be permitted.

8. No cooking requiring the use of a convection oven shall be done or permitted in the building, by any office Tenant. No Tenant shall cause or permit any unusual or objectionable odors to emanate from its premises. Tenant has permission, however, to utilize a microwave oven.

9. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in the premises of any Tenant, nor shall any changes be made in locks or the mechanism thereof without providing Landlord or its Agent with workable keys. Each Tenant must, upon the termination of its Tenancy, return to Landlord all keys to offices either furnished to, or otherwise procured by, said Tenant, and in the event of the loss of any such keys, such Tenant shall pay Landlord the reasonable cost of replacement keys.

10. No Tenant shall use or occupy or permit any portion of its premises to be used or occupied as an employment bureau or for the storage, manufacture, or sale of liquor, unauthorized narcotics or drugs.

11. Landlord shall have the right to prohibit any advertising by any Tenant which, in the Landlord’s reasonable opinion, tends to impair the reputation of the Building or its desirability as a location for offices, and upon notice from Landlord, such Tenant shall refrain from or discontinue such advertising.

12. Landlord reserves the right to control and operate the public portions of the Building, as well as facilities furnished for the common use of the Tenants, in such manner as it deems best for the benefit of the Tenants.

13. Each Tenant, before closing and leaving its premises at any time, shall see that all entrance doors are locked, and that all lights and electrical appliances are turned off.

14. No premises shall be used, or permitted to be used, for lodging or sleeping or for any illegal purpose.

15. The requirements of Tenant will be attended to only upon application at the office of Landlord. Building employees shall not be required to perform, and shall not be requested by any Tenant to perform, any work outside of their regular duties, unless under specific instructions from the office of Landlord.

16. Canvassing, soliciting and peddling in the Center are prohibited, and each Tenant shall cooperate in seeking their prevention.

17. There shall not be used in the Building, either by any Tenant or by its agents or contractors, in the delivery or receipt of merchandise, freight, or other matter, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards, and such other safeguards as Landlord may require.

18. No animals of any kind shall be brought into or kept about the Building by any Tenant.

19. No Tenant shall place, or permit to be placed, on any part of the floor or floors of its premises a load exceeding the floor load per square foot which said floor was designated to carry.

20. No vending machines shall be permitted to be placed or allowed in any part of the Building by any Tenant without prior written approval of Landlord, which will not be unreasonably withheld or delayed.

21. No plumbing or electrical fixtures shall be installed by Tenant without the written consent of Landlord, which shall not be unreasonably withheld.

22. Motorcycles or any other type of motorized vehicle shall not be brought into the Building or into the premises of any Tenant.

23. Tenant will refer all contractors, contractor’s representatives and installation technicians rendering any service on or to the premises for Tenant to Landlord for Landlord’s approval and supervision before performance of any contractual service. Landlord agrees to respond to any request for approval within five (5) business days following receipt of such request. These provisions shall apply to all work performed in the Building, including installation of telephones, telegraph equipment, electrical devises and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceiling, equipment or any other physical portion of the Building. Such approval, if given, shall in no way make Landlord a party to any contract between Tenant and any such contractor, and Landlord shall have no liability therefor.

24. Tenant hereby agrees to maintain in full force and effect at all times during the term of this Lease, at its own expense, for the protection of Tenant, Landlord, and Landlord’s Agent as their interest may appear, policies of insurance issued by a responsible carrier or carriers acceptable to Landlord which afford the following coverages;

Workmen’s Compensation	(Statutory)
General Liability	Not less than $1,000,000.00
Comprehensive General Liability	Not less than $1,000,000.00
Insurance including Blanket	Combined
Contractual Liability, Broad
Form Property Damage, Personal	Single Limit for Both Bodily
Injury, Completed Operations	Injury and Property Damage
Products Liability, Fire Damage
Legal, waiver of subrogation

Tenant agrees to provide Landlord with a Certificate of Insurance containing the policy dates and evidencing the minimum coverage herein required.

25. Landlord reserves the right, at any time and from time to time, to rescind, alter, or waive, in whole or in part, or add to, any of these Rules and Regulations when it is deemed necessary, desirable, or proper in Landlord’s sole judgement, or its best interests or for the best interests of the Tenants.

26. Violations of these Rules, or any amendments thereof or additions thereto, may be considered a default of Tenant’s Lease and shall be sufficient cause for termination of this Lease at the option of Landlord.

27. Tenant shall be entitled to the use of twelve (12) parking spaces without charge. Said spaces may be assigned or unassigned as Landlord deems necessary.

ADDENDUM “A” TO LEASE

1.	Provided that Tenant’s signage is in accordance with local municipal codes and regulations, Landlord consents and agrees to Tenant installing a sign on the exterior of the Building and/or Premises leased by Tenant indicating the name of the Tenant and with maximum dimensions of 2’6” tall and 10’ wide and either with or without lighting or other means of illumination. The location of the sign will be in the sign band portion of the dryvit facade. Landlord shall have final approval of said sign based upon Landlord’s reasonable review of a rendering provided by Tenant’s sign supplier. All cost and expense of signage shall be that of Tenant. Tenant agrees to obtain a sign permit from Montgomery County, Maryland for approved sign. Tenant agrees to connect the electricity for the signage to Tenant’s individual electric meter of the Premises and that the installation of the signage will be done in a professional and workmanlike manner. Tenant agrees to promptly make any and all repairs to signage in order to keep the sign in good repair, and at the conclusion of the Lease term, Tenant agrees to remove signage and to make any and all repairs to the facade of the Premises to the reasonable satisfaction of Landlord.

2.	Any notice given under the Lease to Tenant shall be sent to: The Brickman Group, Ltd., 375 S. Flowers Mill Road, Langhorne, PA 19047, Attn: Mark A. Hjelle, Vice President, with a required copy sent to the attention of Mark A. Hjelle at the address of the Premises.

TENANT:

The Brickman Group, LTD

By:	/s/ Scott Brickman
Name:	Scott Brickman
Title:	President

LANDLORD:

Pettit Commercial Properties, LLC

By:	/s/ Richard Pettit
Name:	Richard Pettit
Title:	President

If Landlord terminates Tenant’s contract for landscape services at any time during the term of the Lease for other than cause, Tenant shall have the right to terminate this Lease upon notice to Landlord.

/s/ Illegible

/s/ Illegible

/s/ Illegible